Exhibit (c)(2)(E) Conflicts Committee Presentation August 11, 2023

Apple | Proposal Summary

Spot Price

	Initial Offer Undisturbed Price as of 5/3/23	Initial Offer Current Price as of 8/10/23	1st HEP Counteroffer Current Price as of 8/10/23	DINO Revised Proposal Current Price as of 8/10/23	2nd HEP Counteroffer Current Price as of 8/10/23	Proposed DINO Counteroffer Current Price as of 8/10/23
DINO Spot Price	$41.91	$58.22	$58.22	$58.22	$58.22	$58.22
Exchange Ratio	0.3714x	0.3714x	0.3714x	0.3150x	0.3714x	0.3150x
Stock Consideration per Unit	**$15.57**	**$21.62**	**$21.62**	**$18.34**	**$21.62**	**$18.34**
Cash Consideration per Unit	**-**	**-**	**7.00**	**3.50**	**4.00**	**4.00**
Total Consideration per Unit	**$15.57**	**$21.62**	**$28.62**	**$21.84**	**$25.62**	**$22.34**
Implied Exchange Ratio	*0.3714x*	*0.3714x*	*0.4916x*	*0.3751x*	*0.4401x*	*0.3837x*
Premium / (Discount) to Undisturbed Spot Price as of 5/3/23 [1]	*(2.2%)*	*35.8%*	*79.8%*	*37.2%*	*60.9%*	*40.3%*
Premium / (Discount) to Spot Price as of 8/10/23 [2]	*(27.4%)*	*0.9%*	*33.5%*	*1.9%*	*19.5%*	*4.2%*
Total Unaffiliated Units Outstanding *(mm)*	67.0	67.0	67.0	67.0	67.0	67.0
Total Stock Consideration *($mm)*	**$1,042**	**$1,448**	**$1,448**	**$1,228**	**$1,448**	**$1,228**
Total Cash Consideration *($mm)*	**-**	**-**	**469**	**234**	**268**	**268**
Total Consideration *($mm)*	**$1,042**	**$1,448**	**$1,917**	**$1,463**	**$1,716**	**$1,496**
Total DINO Shares Issued *(mm)*	**24.9**	**24.9**	**24.9**	**21.1**	**24.9**	**21.1**

30-Day VWAP

	Initial Offer Undisturbed Price as of 5/3/23	Initial Offer Current Price as of 8/10/23	1st HEP Counteroffer Current Price as of 8/10/23	DINO Revised Proposal Current Price as of 8/10/23	2nd HEP Counteroffer Current Price as of 8/10/23	Proposed DINO Counteroffer Current Price as of 8/10/23
DINO 30-Day VWAP	$45.97	$50.31	$50.31	$50.31	$50.31	$50.31
Exchange Ratio	0.3714x	0.3714x	0.3714x	0.3150x	0.3714x	0.3150x
Stock Consideration per Unit	**$17.07**	**$18.69**	**$18.69**	**$15.85**	**$18.69**	**$15.85**
Cash Consideration per Unit	**-**	**-**	**7.00**	**3.50**	**4.00**	**4.00**
Total Consideration per Unit	**$17.07**	**$18.69**	**$25.69**	**$19.35**	**$22.69**	**$19.85**
Implied Exchange Ratio	*0.3714x*	*0.3714x*	*0.5105x*	*0.3846x*	*0.4509x*	*0.3945x*
Premium / (Discount) to Undisturbed 30-Day VWAP as of 5/3/23 [3]	*-*	*9.4%*	*50.5%*	*13.3%*	*32.9%*	*16.3%*
Premium / (Discount) to 30-Day VWAP as of 8/10/23 [4]	*(14.3%)*	*(6.2%)*	*28.9%*	*(2.9%)*	*13.9%*	*(0.4%)*
Total Unaffiliated Units Outstanding *(mm)*	67.0	67.0	67.0	67.0	67.0	67.0
Total Stock Consideration *($mm)*	**$1,143**	**$1,251**	**$1,251**	**$1,061**	**$1,251**	**$1,061**
Total Cash Consideration *($mm)*	**-**	**-**	**469**	**234**	**268**	**268**
Total Consideration *($mm)*	**$1,143**	**$1,251**	**$1,720**	**$1,296**	**$1,519**	**$1,329**
Total DINO Shares Issued *(mm)*	**24.9**	**24.9**	**24.9**	**21.1**	**24.9**	**21.1**

1. *Undisturbed Spot Price as of 5/3/23: $15.92 per unit.*
2. *Spot Price as of 8/10/23: $21.44 per unit.*
3. *Undisturbed 30-Day VWAP as of 5/3/23: $17.07 per unit.*
4. *30-Day VWAP as of 8/10/23: $19.92 per unit.*

1

HEP | Relative Trading Performance Trading Performance: Last Twelve Months Recent Trading HEP - Peer (2) HEP Peer AMZ MLP (3) Performance Median Adj. HEP - AMZ Adj. Median Index (1) 30-Day 18.6% 25.9% 14.8% 32.6% (25.3%) (7.3%) 2.1% 9.0% (7.3%) 3.9% OKE/MMP Announcement (5/12/2023) 30.3% 31.0% 21.3% 45.4% (1.5%) (0.7%) - 18.9% (0.7%) 8.9% Initial Offer Announcement (5/3/23) 34.7% 34.7% 26.4% 38.9% (9.0%) (0.1%) 1.0% 21.6% (0.1%) 8.3% 12.2% YTD 18.3% 21.1% 9.9% (8.7%) (2.8%) 10.4% 27.8% (2.8%) 8.4% 25.2% 20.7% 12.6% 16.9% (23.4%) 4.5% 15.8% 33.2% 4.5% 12.6% Last Twelve Months (Indexed Price Performance) Initial Offer Announcement (Pre-Market Open on 5/4/2023) OKE / MMP Announcement (5/12/2023) Source: FactSet as of 8/10/2023. 1. Represents trading days. 2. Magellan reflects performance to unaffected date of Oneok transaction, 5/12/2023. 3. HEP Peers include DKL, NS and PAA. Note: MMP not included in HEP Peer Median. 2

HEP / DINO | Historical Exchange Ratio Analysis

Number of DINO shares per HEP unit

"Heads-Up" Exchange Ratio (HEP / DINO)



Better for HEP
Better for DINO
0.80x
0.60x
0.40x
0.20x
8/10/2018
11/8/2019
2/8/2021
5/10/2022
8/10/2023
Initial Offer Announcement (Pre-Market Open on 5/4/2023)
2nd HEP Counter (VWAP) (1) 0.4509x
2nd HEP Counter (Spot) (2) 0.4401x
Proposed DINO Counter 0.3837x
Current 0.3683x
1-Year VWAP 0.3616x

Implied Premium Analysis

Period[3]	HEP ($/unit)	DINO ($/share)	"Heads-Up" Exchange Ratio	$21.44	$22.34	$23.58	$25.62	$25.73	$27.87	0.3683x	0.3837x	0.4051x	0.4401x	0.4419x	0.4787x
			Implied Premium / Discount to Historical Prices / "Heads-Up" Exchange Ratio	-	*4.2%*	*10.0%*	*19.5%*	*20.0%*	*30.0%*	-	*4.2%*	*10.0%*	*19.5%*	*20.0%*	*30.0%*
Current (8/10/2023)	**$21.44**	**$58.22**	**0.3683x**	**-**	**4.2%**	**10.0%**	**19.5%**	**20.0%**	**30.0%**	**-**	**4.2%**	**10.0%**	**19.5%**	**20.0%**	**30.0%**
Undisturbed Price (5/3/2023)	**$15.92**	**$41.91**	**0.3799x**	**34.7%**	**40.3%**	**48.1%**	**60.9%**	**61.6%**	**75.1%**	**(3.1%)**	**1.0%**	**6.6%**	**15.9%**	**16.3%**	**26.0%**
Offer Price (30-day VWAP as of 5/3/2023)	**$17.07**	**$45.97**	**0.3714x**	**25.6%**	**30.9%**	**38.1%**	**50.1%**	**50.7%**	**63.3%**	**(0.8%)**	**3.3%**	**9.1%**	**18.5%**	**19.0%**	**28.9%**
5-Day VWAP	$20.50	$56.94	0.3600x	4.6%	9.0%	15.1%	25.0%	25.5%	36.0%	2.3%	6.6%	12.5%	22.2%	22.7%	33.0%
10-Day VWAP	$20.25	$54.54	0.3713x	5.9%	10.3%	16.5%	26.5%	27.0%	37.6%	(0.8%)	3.3%	9.1%	18.5%	19.0%	28.9%
20-Day VWAP	$20.07	$52.14	0.3850x	6.8%	11.3%	17.5%	27.6%	28.2%	38.9%	(4.3%)	(0.3%)	5.2%	14.3%	14.8%	24.3%
30-Day VWAP	$19.92	$50.31	0.3960x	7.6%	12.1%	18.4%	28.6%	29.1%	39.9%	(7.0%)	(3.1%)	2.3%	11.1%	11.6%	20.9%
60-Day VWAP	$19.11	$46.40	0.4117x	12.2%	16.9%	23.4%	34.1%	34.7%	45.9%	(10.6%)	(6.8%)	(1.6%)	6.9%	7.3%	16.3%
1-Year VWAP	$18.30	$50.61	0.3616x	17.2%	22.1%	28.9%	40.0%	40.6%	52.3%	1.8%	6.1%	12.0%	21.7%	22.2%	32.4%
2-Year VWAP	$17.95	$44.52	0.4032x	19.4%	24.5%	31.4%	42.7%	43.3%	55.3%	(8.7%)	(4.8%)	0.5%	9.1%	9.6%	18.7%
5-Year VWAP	$19.00	$41.26	0.4606x	12.8%	17.5%	24.1%	34.8%	35.4%	46.7%	(20.0%)	(16.7%)	(12.0%)	(4.4%)	(4.0%)	3.9%
52-Week High	*$21.48*	*$66.19*	*0.3245x*	(0.2%)	4.0%	9.8%	19.3%	19.8%	29.8%	13.5%	18.2%	24.8%	35.6%	36.2%	47.5%
Research Analyst Target	*$18.50*	*$56.00*	*0.3304x*	15.9%	20.8%	27.5%	38.5%	39.1%	50.7%	11.5%	16.1%	22.6%	33.2%	33.8%	44.9%

Proposed DINO Counteroffer[4] (green boxes: $22.34, 0.3837x columns)

2nd HEP Counterproposal[2] (red boxes: $25.62, 0.4401x columns)

Source: FactSet as of 8/10/2023.

1. *Reflecting 0.3714x exchange ratio on DINO's 30-day VWAP of $50.31 as of 8/10/2023 plus $4.00 cash per unit.*
2. *Reflecting 0.3714x exchange ratio on DINO's share price of $58.22 as of 8/10/2023 plus $4.00 cash per unit.*
3. *5-day, 10-day, 20-day, 30-day and 60-day reflecting trading days. 1-year, 2-year and 3-year reflecting calendar days.*
4. *Proposed DINO counteroffer of $22.34 per unit reflecting 0.3150x exchange ratio on DINO's share price of $58.22 as of 8/10/2023 plus $4.00 cash per unit.*

3

HF Sinclair™ BARCLAYS

DINO | Relative Valuation (1) EV / EBITDA (EV / EBITDA) 2023E 2024E 2025E EV / 2023E EBITDA EV / 2024E EBITDA Median: 4.8x 6.4x 6.7x EV / 2025E EBITDA 8.4x 8.2x 7.7x 7.2x 8.0x 7.0x 6.7x 6.7x 6.6x 6.5x 6.4x 5.9x 5.7x 5.4x 5.3x 5.2x 5.1x 5.0x 6.0x 4.8x 4.7x 4.6x 4.6x 3.9x 3.7x 4.0x 2.8x 2.0x 0.0x (2) Price / Parent CFPS (Price / Parent CFPS) 2023E 2024E 2025E Price / 2023E Parent CFPS Median: 4.5x 6.0x 7.4x Price / 2024E Parent CFPS Price / 2025E Parent CFPS 12.0x 8.7x 8.0x 7.6x 9.0x 7.4x 7.4x 7.5x 7.3x 6.4x 6.0x 6.0x 5.8x 5.7x 5.8x 5.5x 5.4x 5.2x 5.2x 4.8x 6.0x 4.6x 4.4x 4.5x 4.3x 3.7x 2.8x 3.0x 0.0x Consolidated Debt / 1. 1x 1.5x 1.6x 1.1x 1.5x 3.1x 0.8x 0.6x (3) 2023E EBITDA Consolidated Net Debt / 2023E 0.7x 1.0x 0.9x 0.8x 0.8x 2.2x 0.4x (0.0)x (4) EBITDA Source: Management projections, company filings, FactSet, and Wall Street research as of 8/10/2023. 1. DINO EBITDA reflecting management estimates. Peers per FactSet consensus. 2. DINO and peers reflecting FactSet consensus. Adj. CFPS is adjusted to remove third-party distributions to unaffiliated MLP public unitholders. Adj. CFPS based on Adj. CFFO per share based on shares outstanding from Management projections. Remaining peers calculated from median consensus. 3. Calculated as current Consolidated Debt / Projected Consolidated EBITDA. 4. Calculated as Consolidated Debt less Cash / Projected Consolidated EBITDA. 4

HEP | Relative Valuation EV / EBITDA Debt + Pref. / EBITDA 2022A 2023E 2023E-2025E Debt + Pref. / 2022A EBITDA 1.7% 3.5% 3.3% 3.7% 0.4% EBITDA CAGR Median: 4.9x 4.1x Debt + Pref. / 2023E EBITDA 7.0x 2023E 2024E 2025E EV / 2023E EBITDA Median: 8.6x 8.1x 8.3x 6.0x 5.6x 5.5x EV / 2024E EBITDA 12.0x 10.3x 5.0x 4.5x 9.9x EV / 2025E EBITDA 9.6x 4.5x 10.0x 9.5x 9.2x 9.1x 9.1x 4.3x 8.5x 8.5x 3.7x 3.8x 8.0x 4.0x 7.8x 8.0x 8.0x 7.4x 7.2x 3.5x 3.4x 3.2x 6.9x 3.0x 6.0x 2.0x 4.0x 2.0x 1.0x 0.0x 0.0x Latest Quarterly Distribution Yield Levered FCF Yield LQA DCF 2023E Levered FCF Yield 2023E 2024E 2025E 1.9x 2.3x 1.4x 1.3x 2.7x Coverage Median: 11.1% 14.2% 13.6% 2024E Levered FCF Yield 20% 12.0% Median: 8.7% 17.5% 2025E Levered FCF Yield 16.8%16.5% 10.3% 9.9% 14.4% 14.0% 15% 13.6% 13.3% 12.9% 9.0% 7.6% 11.3% 12.1% 7.1% 11.3% 10.8% 11.0% 6.5% 10.1% 10% 6.0% 5% 3.0% NA 0.0% 0% Source: HEP per company filing and DINO Management forecast. Peers per Public filings, FactSet, and Wall Street research as of 8/10/2023. Magellan share price as of the unaffected date of the Oneok acquisition, 5/12/2023. 5

HEP | Indicative Purchase Price Ratio Analysis

Indicative Purchase Price Ratio Analysis

($ in millions, except per share data)	DINO SQ 6/30/23	HEP SQ 6/30/23	Proposed DINO Counteroffer[1]	Illutrative Purchase Price	Second HEP Counterproposal[2]			Precedent Premium Median	Precedent Premium Mean
Price as of 8/10/23	$58.22	$21.44	**$22.34**	**$23.58**	**$25.62**	**$25.73**	**$27.87**		
Implied Premium / (Discount) to HEP Spot Price as of 8/10/23			*4%*	*10%*	*20%*	*20%*	*30%*		
Diluted Shares / Units Oustanding	186.0	126.6	126.6	126.6	126.6	126.6	126.6		
Total Equity Value	**$10,829**	**$2,714**	**$2,828**	**$2,986**	**$3,244**	**$3,257**	**$3,529**		
Total Debt (Consolidated)	3,214	1,506	1,506	1,506	1,506	1,506	1,506		
Preferred Equity	-	63	63	63	63	63	63		
Non-Controlling Interest	1,432	69	69	69	69	69	69		
Cash (Consolidated)	(1,204)	(8)	(8)	(8)	(8)	(8)	(8)		
Enterprise Value	**$14,271**	**$4,344**	**$4,457**	**$4,615**	**$4,873**	**$4,886**	**$5,158**		
Public Units Outstanding		67.0	67.0	67.0	67.0	67.0	67.0		
Total Value of Public Units		**$1,436**	**$1,496**	**$1,579**	**$1,716**	**$1,723**	**$1,867**		
Implied Exchange Ratio		**0.3683x**	**0.3837x**	**0.4051x**	**0.4401x**	**0.4419x**	**0.4787x**		
Premium / Discount to:									
Current 8/10/23	-	-	*4.2%*	*10.0%*	*19.5%*	*20.0%*	*30.0%*	12.6%	13.9%
Unaffected Price	*38.9%*	*34.7%*	*40.3%*	*48.1%*	*60.9%*	*61.6%*	*75.1%*		
52-Week High	*(12.0%)*	*(0.2%)*	*4.0%*	*9.8%*	*19.3%*	*19.8%*	*29.8%*		
Research Analyst Target	*4.0%*	*15.9%*	*20.8%*	*27.5%*	*38.5%*	*39.1%*	*50.7%*		

Enterprise Value as a Multiple of:		DINO SQ Data		HEP SQ Data		$22.34	$23.58	$25.62	$25.73	$27.87	Trading Comparables Peer Median[3]	Trading Comparables Peer Mean[3]	Transaction Comparables
EBITDA	2023E	$3,030	4.7x	$458	9.5x	9.7x	10.1x	10.7x	10.7x	11.3x	8.6x	8.7x	10.1x
	2024E	2,662	5.4x	477	9.1x	9.3x	9.7x	10.2x	10.2x	10.8x	8.2x	8.4x	10.1x
	2025E	2,698	5.3x	474	9.2x	9.4x	9.7x	10.3x	10.3x	10.9x	8.3x	8.3x	
Equity Value as a Multiple of:													
Earnings per Share	2023E	$9.15	6.4x	$2.08	10.3x	10.8x	11.4x	12.3x	12.4x	13.4x	10.7x	10.5x	
	2024E	7.58	7.7x	2.36	9.1x	9.5x	10.0x	10.9x	10.9x	11.8x	10.6x	10.2x	
	2025E	7.75	7.5x	2.44	8.8x	9.1x	9.7x	10.5x	10.5x	11.4x	10.0x	9.9x	
Yield Analysis:													
Dividends	LQA	$1.80	3.1%	$1.40	6.5%	6.3%	5.9%	5.5%	5.4%	5.0%	8.7%	8.7%	
	2023E	1.80	3.1%	1.40	6.5%	6.3%	5.9%	5.5%	5.4%	5.0%			
	2024E	1.80	3.1%	1.40	6.5%	6.3%	5.9%	5.5%	5.4%	5.0%			
	2025E	1.80	3.1%	1.40	6.5%	6.3%	5.9%	5.5%	5.4%	5.0%			
YE Leverage													
Total Debt / EBITDA	2022A	$3,214	0.7x	$1,506	3.6x	3.6x	3.6x	3.6x	3.6x	3.6x	4.9x	4.7x	
	2023E	3,214	1.1x	1,506	3.3x	3.3x	3.3x	3.3x	3.3x	3.3x	4.1x	4.0x	

Source: Projections per DINO Management. Market data as of 8/10/2023. Balance sheet data reflect DINO / HEP Q2 2023 10-Q filings.

1. *Proposed DINO counteroffer of $22.34 per unit reflecting 0.3150x exchange ratio on DINO's share price of $58.22 as of 8/10/2023 plus $4.00 cash per unit.*
2. *Second HEP counterproposal of $25.62 per unit reflecting 0.3714x exchange ratio on DINO's share price of $58.22 as of 8/10/2023 plus $4.00 cash per unit.*
3. *Peers include DKL, MMP, NS and PAA.*

6

HF Sinclair™ BARCLAYS

Appendix

Apple | Proposal Summary

Key Events

- On May 4, 2023, HF Sinclair (DINO) offered to acquire all outstanding publicly held common units of Holly Energy Partners (HEP) at a fixed exchange ratio of 0.3714 newly issued shares of DINO Common Stock per each HEP unit
  - Offer derived using the 30-day volume weighted average prices for each security as of market close on May 3, 2023
- Following DINO's initial proposal,

1. On July 14, 2023, the Conflicts Committee of HEP responded with a counterproposal consisting of 0.3714 exchange ratio plus $7.00 in cash per HEP unit
   - The counterproposal implies a total per unit consideration of $24.16 based on DINO's share price as of 7/14/2023
2. On July 21, 2023, DINO responded with a revised proposal comprised of 0.3150 exchange ratio plus $3.50 in cash
   - The revised proposal implies a total per unit consideration of $18.92 based on DINO's share price on 7/21/2023
3. On July 28, 2023, the Conflicts Committee of HEP responded with a 2nd counterproposal consisting of 0.3714 exchange ratio plus $4.00 in cash per HEP unit
   - The 2nd counterproposal implies a total per unit consideration of $23.16 based on DINO's share price as of 7/28/2023

Summary of Proposals – Spot

							Offer Price Implied Premium to HEP Unit Price as of:				
Proposal	Date	Equity Consideration Exchange Ratio	Cash Consideration	Total Consideration per Unit[2]	HEP Closing Price	DINO Closing Price	5/3/23	7/14/23	7/21/23	7/28/23	8/10/23
Initial DINO Offer	5/4/23 [1]	0.3714x	$0.00	$15.57	$15.92	$41.91	(2.2%)	N/A	N/A	N/A	N/A
1st HEP Counterproposal	7/14/23	0.3714x	$7.00	$24.16	$18.87	$46.21	51.8%	28.0%	N/A	N/A	N/A
Revised DINO Proposal	7/21/23	0.3150x	$3.50	$18.92	$18.97	$48.96	18.9%	0.3%	(0.3%)	N/A	N/A
2nd HEP Counterproposal	7/28/23	0.3714x	$4.00	$23.16	$19.18	$51.60	45.5%	22.8%	22.1%	20.8%	N/A
Proposed DINO Counteroffer	8/10/23	0.3150x	$4.00	$22.34	$21.44	$58.22	40.3%	18.4%	17.8%	16.5%	4.2%

Summary of Proposals – 30-Day VWAP

							Offer Price Implied Premium to HEP 30-Day VWAP as of:				
Proposal	Date	Equity Consideration Exchange Ratio	Cash Consideration	Total Consideration per Unit (30-Day VWAP)[3]	HEP 30-Day VWAP	DINO 30-Day VWAP	5/3/23	7/14/23	7/21/23	7/28/23	8/10/23
Initial DINO Offer	5/4/23 [1]	0.3714x	$0.00	$17.07	$17.07	$45.97	(0.0%)	N/A	N/A	N/A	N/A
1st HEP Counterproposal	7/14/23	0.3714x	$7.00	$23.57	$18.24	$44.62	38.1%	29.2%	N/A	N/A	N/A
Revised DINO Proposal	7/21/23	0.3150x	$3.50	$17.75	$18.38	$45.24	4.0%	(2.7%)	(3.4%)	N/A	N/A
2nd HEP Counterproposal	7/28/23	0.3714x	$4.00	$21.14	$18.64	$46.16	23.8%	15.9%	15.0%	13.4%	N/A
Proposed DINO Counteroffer	8/10/23	0.3150x	$4.00	$19.85	$19.92	$50.31	16.3%	8.8%	8.0%	6.5%	(0.4%)

1. *Offer delivered pre-market open on 5/4/23. DINO and HEP closing prices reflecting prices as of unaffected date of 5/3/2023.*
2. *Total consideration per unit equal to DINO closing price multiplied by exchange ratio, plus cash consideration when applicable.*
3. *Total consideration per unit (30-day VWAP) equal to DINO 30-day VWAP multiplied by exchange ratio, plus cash consideration when applicable.*

7

HF Sinclair™ BARCLAYS

DINO | Comparable Companies

DINO Trading Comparables

($ in millions, except per share values)

	HF Sinclair	Marathon	Phillips 66	Valero	PBF	CVR Energy	Delek	Par Pacific	Peer Median
Stock Price as of 8/10/2023	$58.22	$145.28	$114.67	$134.86	$48.58	$37.46	$27.79	$36.24	
Diluted Shares Outstanding	186	403	451	353	130	103	67	63	
Total Equity Value	**$10,829**	**$58,594**	**$51,690**	**$47,624**	**$6,295**	**$3,852**	**$1,874**	**$2,282**	
Total Debt	3,214	27,650	18,730	11,323	1,469	1,597	2,874	595	
Cash	1,204	11,454	6,705	5,075	1,517	751	848	191	
Net Debt	2,010	16,196	12,025	6,248	(48)	846	2,026	404	
Minority Interest[1]	1,432	12,320	--	--	--	586	382	--	
Enterprise Value	**$14,271**	**$87,110**	**$63,715**	**$53,872**	**$6,247**	**$5,283**	**$4,283**	**$2,686**	
Enterprise Value to:									
2023E EBITDA	4.7x	5.1x	5.2x	3.9x	2.8x	4.8x	4.6x	5.0x	4.8x
2024E EBITDA	5.4x	7.2x	6.4x	5.7x	3.7x	7.0x	5.9x	6.7x	6.4x
2025E EBITDA	5.3x	7.7x	6.6x	6.7x	4.6x	8.2x	6.5x	8.4x	6.7x
2023E EBIT	6.2x	6.3x	6.3x	4.8x	3.3x	6.6x	7.9x	6.8x	6.3x
2024E EBIT	7.4x	9.8x	7.7x	8.0x	5.6x	10.3x	11.8x	11.5x	9.8x
2025E EBIT	7.3x	10.9x	8.0x	10.0x	8.1x	11.1x	16.7x	14.5x	10.9x
Equity Value to:									
2023E CFFO	5.2x	4.4x	5.8x	4.4x	3.6x	4.1x	2.6x	4.1x	4.1x
2024E CFFO	6.0x	5.5x	6.6x	5.6x	4.6x	6.3x	3.9x	6.8x	5.6x
2025E CFFO	6.7x	5.4x	6.8x	6.1x	5.2x	7.7x	4.1x	7.1x	6.1x
2023E Net Income	6.4x	6.8x	7.5x	5.8x	5.2x	8.0x	8.5x	6.3x	6.8x
2024E Net Income	7.7x	10.6x	9.1x	9.9x	7.6x	15.3x	22.2x	11.8x	10.6x
2025E Net Income	7.5x	9.7x	9.4x	12.8x	10.7x	19.7x	N/M	16.9x	11.7x

Source: DINO Management, Company filings, FactSet, Wall Street research and investor presentations as of 8/10/2023. DINO balance sheet data reflects Q2 2023 10-Q filing.
1. Reflects market value of public interest in MLP. Does not include preferred equity held by subsidiaries.

8

HF Sinclair BARCLAYS

HEP | Comparable Companies

HEP Trading Comparables

($ in millions except per unit data)	Holly Energy Partners	Delek	NuStar	Magellan	Plains All American Pipeline	Peer Median
Unit Price as of 8/10/23	$21.44	$41.30	$15.56	$55.41 (1)	$15.03	
% of 52-week high (Close)	100%	66%	87%	97%	99%	92%
Fully Diluted Units Outstanding	127	44	111	202	698	
Total Equity Value	**$2,714**	**$1,800**	**$1,726**	**$11,198**	**$10,497**	
Debt	1,506	1,754	2,897	5,000	8,087	
Preferred Equity	63	-	1,059	-	2,666	
Noncontrolling Interest	69	-	-	-	-	
Cash	(8)	(8)	(4)	(128)	(933)	
Enterprise Value	**$4,344**	**$3,546**	**$5,678**	**$16,070**	**$20,317**	
Enterprise Value /						
2023E EBITDA	9.5 x	9.1 x	7.4 x	10.3 x	8.0 x	8.6 x
2024E EBITDA	9.1 x	8.5 x	7.2 x	9.9 x	7.8 x	8.1 x
2025E EBITDA	9.2 x	8.5 x	6.9 x	9.6 x	8.0 x	8.3 x
Valuation Metrics						
LQA Yield	6.53%	9.93%	10.28%	7.56%	7.12%	8.74%
2023E Yield	6.53%	10.02%	10.28%	7.60%	7.12%	8.81%
2024E Yield	6.53%	10.39%	10.28%	7.67%	8.12%	9.20%
2025E Yield	6.53%	11.04%	10.28%	7.74%	9.12%	9.70%
2023E DCF Yield	12.23%	14.59%	23.74%	11.07%	14.94%	14.76%
2024E DCF Yield	12.86%	17.22%	23.39%	11.60%	17.67%	17.45%
2025E DCF Yield	13.28%	NA	24.43%	12.07%	17.24%	17.24%
2023E FCF Yield	12.11%	11.03%	16.80%	10.10%	11.26%	11.14%
2024E FCF Yield	12.86%	14.44%	16.46%	10.82%	14.00%	14.22%
2025E FCF Yield	13.28%	NA	17.50%	11.29%	13.57%	13.57%
2023E EPS	$2.08	$3.91	$1.81	$5.08	$1.22	$3.91
2024E EPS	2.36	4.67	1.43	5.22	1.39	4.67
2025E EPS	2.44	4.89	1.59	5.46	1.32	4.89
Coverage						
2023E Coverage	1.87 x	1.46 x	2.31 x	1.46 x	2.10 x	1.78 x
2024E Coverage	1.97 x	1.66 x	2.27 x	1.51 x	2.18 x	1.92 x
2025E Coverage	2.03 x	NA	2.38 x	1.56 x	1.89 x	1.89 x
Credit Statistics						
Debt / 2022A EBITDA	3.6 x	5.6 x	4.0 x	3.5 x	3.2 x	3.7 x
Debt / 2023E EBITDA	3.3 x	4.5 x	3.8 x	3.2 x	3.2 x	3.5 x
Debt + Pref / 2023A EBITDA	3.8 x	5.6 x	5.5 x	3.5 x	4.3 x	4.9 x
Debt + Pref / 2023E EBITDA	3.4 x	4.5 x	4.5 x	3.2 x	3.7 x	4.1 x

Source: DINO Management, Company filings, FactSet, Wall Street research and investor presentations as of 8/10/2023. HEP balance sheet data reflects Q2 2023 10-Q filing.
1. Magellan unaffected share price as of 5/12/2023 prior to Oneok acquisition.

9

HF Sinclair™ BARCLAYS

HEP | Equity Analyst Price Targets (1) (2) Research Price Targets Premium / (Discount) % to Current Price ($ / share) Median Analyst Target Price Premium / (Discount) to: Current Price (14%) (3) Current: $55.41 $70.00 30.0% $65.00 Current: 22% $41.30 $60.00 17% 20.0% $47.00 13% Current: $50.00 $15.56 10.0% 14% $40.00 Current: 0.0% $15.03 Current (7%) $30.00 Price: $19.00 $21.44 (10.0%) $19.00 $20.00 $17.00 $18.00 $20.00 $17.00 (11%) Median (20.0%) Price (16%) $10.00 Target: (21%) $18.50 $0.00 (30.0%) Analyst 1 Analyst 2 Analyst 3 Analyst 4 7/11/2023 5/6/2023 5/4/2023 4/3/2023 Analyst Recommendation 0 2 1 4 Buy ✓ 1 3 4 2 Hold ~ 0 1 1 0 Sell O O 1 6 6 6 Source: FactSet as of 8/10/2023. 1. Includes available reports from reputable brokers that have provided a price target. 2. Peer group price targets reflect average analyst price target. 3. Reflects unaffected price from 5/12/2023 prior to Oneok acquisition. 10

DINO | Equity Analyst Price Targets (1) (2) Research Price Targets Premium / (Discount) % to Current Price Price Targets ($ / share) Median Analyst Target Price Premium / (Discount) to: Current Price (4%) Current: Current: Current: Current: Current: Current: Current: $145.28 $114.67 $134.86 $37.46 $27.79 $48.58 $36.24 $146.00 $123.0 $145.00 $80.00 50% $70.00 40% Current $63.00 DINO: $61.00 $57.00 $58.22 $60.00 30% $55.00 $56.00 $56.00 $54.00 $52.00 Median $50.00 $47.00 $50.00 20% Analyst: 21% $56.00 10% 17% $40.00 10% 8% 6% $40.00 10% 12% 9% $31.00 (1%) 8% Peers $29.00 (4%) $30.00 0% Median: $26.00 4% (1%) (2%) (0%) $20.00 -10% (6%) (21%) $10.00 -20% (23%) $0.00 -30% 1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 Analyst 1 Analyst 2 Analyst 3 Analyst 4 Analyst 5 Analyst 6 Analyst 7 Analyst 8 Analyst 9 Analyst 10 7/19/23 7/18/23 7/18/23 7/14/23 7/10/23 7/10/23 7/9/23 7/6/23 5/25/23 4/9/23 Analyst Recommendation 9 7 9 0 1 2 3 Buy ✓✓✓✓✓✓ 2 3 2 3 5 6 1 Hold ~ ~ ~ ~ 0 0 0 0 2 0 0 Sell Source: FactSet as of 8/10/2023. 11 10 11 3 8 8 4 1. Includes available reports from reputable brokers since Q1’23 earnings release that have provided a price target. 2. Peer group price targets reflect median analyst price target. 11

HEP | Comparable Transaction Analysis

Selected MLP Buy-in Transactions

Announced Date	Acquirer	Target	Total Transaction Value ($MM)[1]	Enterprise Value: Acquirer	Enterprise Value: Target	Initial Price Offered	Initial Premium Offered	Final Price	Premium Paid (Days Prior to Initial Ann.)[2]: 1-Day	Premium Paid (Days Prior to Initial Ann.)[2]: 30-Day VWAP	Premium Paid (Days Prior to Final Ann.)[3]: 1-Day	Premium Paid (Days Prior to Final Ann.)[3]: 30-Day VWAP	EV / FY+1 EBITDA	Consideration	Process
8/17/2022	Phillips 66	DCP Midstream	$3,783	$68,412	$14,229	$34.75	0.0%	$41.75	20.1%	24.0%	6.2%	8.2%	8.4x	100% Cash	Ann. then Negotiate
7/28/2022[4]	PBF	PBF	$579	$7,229	$1,690	$15.14	13.4%	$17.66	32.3%	11.0%	(3.4%)	9.9%	7.3x	Cash and Unit Exchange	Ann. then Negotiate
7/6/2022	Şişecam Chemicals	Şişecam	$131	NA	$824	$17.90	(0.3%)	$25.00	39.3%	42.8%	2.8%	8.6%	10.3x	100% Cash	Ann. then Negotiate
4/22/2022	ERGON	Blueknight	$400	NA	$595	$3.32	0.9%	$4.65	41.3%	42.7%	40.9%	40.7%	11.1x	100% Cash	Ann. then Negotiate
2/11/2022[5]		Shell Midstream Partners	$2,608	$237,598	$9,749	$12.89	0.0%	$15.85	23.0%	23.5%	9.6%	11.6%	12.6x	100% Cash	Ann. then Negotiate
10/27/2021	Phillips 66	Phillips 66 Partners	$3,466	$16,829	$13,076	$32.57	0.0%	$41.11	4.8%	7.6%	4.8%	7.6%	9.7x	100% Unit Exchange	Negotiate then Ann.
8/5/2021[6]	bp	BP Midstream Partners LP	$874	$126,182	$1,694	$13.01	0.0%	$15.12	16.2%	8.9%	17.1%	17.2%	9.7x	100% Unit Exchange	Ann. then Negotiate
2/5/2021[7]	Chevron	noble	$1,149	$201,401	$2,872	$12.47	0.0%	$14.56	16.7%	18.7%	(3.3%)	5.8%	7.4x	100% Unit Exchange	Ann. then Negotiate
10/5/2020[8]	TC Energy	TC PipeLines, LP	$2,829	$74,892	$3,361	$27.31	5.4%	$30.95	19.5%	15.1%	0.6%	(0.7%)	10.1x	100% Unit Exchange	Ann. then Negotiate
7/27/2020	CNX	CNX	$693	$4,419	$1,312	$8.38	4.5%	$8.47	28.1%	29.1%	28.1%	29.1%	7.3x	100% Unit Exchange	Negotiate then Ann.
11/26/2018	ARCLIGHT	TransMontaigne Partners LP	$536	NA	$1,246	$38.00	4.4%	$41.00	12.6%	9.5%	12.6%	9.5%	10.6x	100% Cash	Negotiate then Ann.
11/8/2018	Western Gas	Western Gas	$8,965	$7,251	$12,230	$43.77	5.0%	$50.33	7.6%	14.3%	7.6%	14.3%	11.2x	100% Unit Exchange	Negotiate then Ann.
10/18/2018	Valero	Valero	$1,850	$50,344	$3,660	$40.00	10.7%	$42.25	6.0%	10.2%	6.0%	10.2%	10.2x	100% Cash	Negotiate then Ann.
9/19/2018[9]	Dominion Energy	Dominion	$2,634	$86,611	$6,683	$17.75	0.0%	$18.22	2.6%	8.8%	0.5%	1.0%	29.6x	100% Unit Exchange	Ann. then Negotiate
8/1/2018			$60,345	$26,932	$80,353	$21.32	5.0%	$23.59	11.2%	17.5%	11.2%	17.5%	7.0x	100% Unit Exchange	Negotiate then Ann.
5/29/2018[10]	CVR Energy	CVR refining	$300	$5,332	$3,262	$21.86	(1.1%)	$21.86	(1.1%)	9.2%	(1.1%)	9.2%	6.2x	100% Unit Exchange	Tender Offer
5/17/2018[11]	ENBRIDGE	Spectra Energy Partners	$4,779	$123,056	$27,256	$33.10	0.0%	$40.00	20.8%	18.4%	5.7%	6.8%	14.3x	100% Unit Exchange	Ann. then Negotiate
5/17/2018[12]	ENBRIDGE	ENBRIDGE Enbridge Energy Partners, L.P.	$10,010	$121,978	$14,694	$10.08	0.0%	$11.48	13.9%	16.4%	2.1%	0.3%	10.1x	100% Unit Exchange	Ann. then Negotiate
5/17/2018	Williams	Williams Partners L.P.	$15,105	$29,816	$55,383	$36.94	5.2%	$40.89	6.4%	11.2%	6.4%	11.2%	11.8x	100% Unit Exchange	Negotiate then Ann.
3/27/2018	TALLGRASS GP	TALLGRASS	$3,224	$3,418	$4,942	$41.34	(0.5%)	$35.42	0.6%	(8.1%)	0.6%	(8.1%)	6.3x	100% Unit Exchange	Negotiate then Ann.

Source: Price data per FactSet. Transaction value and consideration paid based on public filings, company press releases, and investor presentations.

1. *Transaction value includes only un-affiliated and proportional net debt.*
2. *Premium paid to initial announcement represents the premium based on the final agreed upon price relative to the original offer's unaffected date.*
3. *Premium paid to final announcement represents the premium based on the final agreed upon price relative to the final announcement's unaffected date.*
4. *Initial price offered not yet disclosed. Transaction value and premium reflect unaffected DINO price as of 7/27/2022. Initial announcement date reflects filing of Schedule 13D/A on June 24, 2022.*
5. *Shell / Shell Midstream Partners LP based on revised offer announced 7/25/2022. Premium paid based on closing price prior to original announcement on 2/11/2022.*
6. *BP / BP Midstream Partners LP based on revised offer announced 12/20/2021. Premium paid based on closing price prior to original announcement on 8/4/2021.*
7. *Chevron / Noble Midstream Partners based on revised offer announced 3/5/2021. Premium paid based on closing price prior to original announcement on 2/4/2021.*
8. *TC Energy / TC Pipeline based on revised offer announced 12/15/2020. Premium paid based on closing price prior to original announcement on 10/5/2020.*
9. *Dominion Energy / Dominion Energy Midstream based on revised offer announced 11/23/2018. Premium paid based on closing price prior to original announcement on 9/8/2018.*
10. *Reflects the 5/29/18 exchange offer; CVI announced it would exercise the call right on 1/17/19.*
11. *Enbridge / Spectra premiums based on revised offer announced on 8/24/2018. Enbridge price performance based on original announcement on 5/17/2018.*
12. *Enbridge / Enbridge Energy Partners based on revised offer announced 9/18/2018. Enbridge price performance based on original announcement on 5/17/2018.*

12

HF Sinclair™ BARCLAYS

HEP | Comparable Transaction Analysis *(Cont'd)*

Selected MLP Buy-in Transactions

Announced Date	Acquirer	Target	Total Transaction Value ($MM)[1]	Enterprise Value: Acquirer	Enterprise Value: Target	Initial Price Offered	Initial Premium Offered	Final Price	Premium Paid (Days Prior to Initial Ann.)[2]: 1-Day	Premium Paid (Days Prior to Initial Ann.)[2]: 30-Day VWAP	Premium Paid (Days Prior to Final Ann.)[3]: 1-Day	Premium Paid (Days Prior to Final Ann.)[3]: 30-Day VWAP	EV / FY+1 EBITDA	Consideration	Process
11/8/2017		ALON USA	$173	$3,189	$845	$11.80	3.0%	$13.92	3.0%	11.5%	3.0%	11.5%	4.6x	100% Unit Exchange	Negotiate then Ann.
8/29/2017	ZE Zenith Energy	Arc	$736	NA	$736	$14.50	0.4%	$16.50	15.2%	12.4%	15.2%	12.4%	12.3x	100% Cash	Negotiate then Ann.
5/18/2017	Energy Transfer Partners	PennTex	$651	NA	$963	$20.00	20.1%	$20.00	20.1%	20.4%	20.1%	20.4%	12.3x	100% Cash	Tender Offer
4/4/2017			$157	NA	$594	$16.80	5.8%	$17.30	5.8%	5.6%	5.8%	5.6%	9.1x	100% Cash	Tender Offer
3/2/2017	vtti	vtti energy partners	$781	NA	$1,470	$18.75	1.9%	$19.50	6.0%	5.6%	4.3%	3.4%	9.3x	100% Cash	Ann. then Negotiate
1/27/2017	Enbridge	Midcoast Energy Partners	$1,656	$77,129	$1,656	$6.25	(4.6%)	$8.00	(8.6%)	1.8%	(8.6%)	1.8%	11.0x	100% Cash	Negotiate then Ann.
11/1/2016	TransCanada	Columbia Pipeline Partners	$5,180	$77,381	$9,684	$15.75	2.9%	$17.00	11.1%	16.0%	6.3%	5.2%	18.0x	100% Cash	Ann. then Negotiate

Selected MLP Transactions From 2016 - 2023 YTD

	Initial Premium Offered	Initial Ann. 1-Day	Initial Ann. 30-Day VWAP	Final Ann. 1-Day	Final Ann. 30-Day VWAP	EV / FY+1 EBITDA
Mean	3.0%	13.9%	15.0%	7.5%	10.0%	10.7x
Median	0.9%	12.6%	12.4%	5.8%	9.2%	10.1x
High	20.1%	41.3%	42.8%	40.9%	40.7%	29.6x
Low	(4.6%)	(8.6%)	(8.1%)	(8.6%)	(8.1%)	4.6x

Selected 100% Stock MLP Transactions From 2016 - 2023 YTD

	Initial Premium Offered	Initial Ann. 1-Day	Initial Ann. 30-Day VWAP	Final Ann. 1-Day	Final Ann. 30-Day VWAP	EV / FY+1 EBITDA
Mean	1.9%	10.8%	12.8%	6.0%	8.8%	10.4x
Median	0.0%	9.4%	12.9%	3.9%	8.4%	9.7x
High	5.4%	28.1%	29.1%	28.1%	29.1%	29.6x
Low	(1.1%)	(1.1%)	(8.1%)	(3.3%)	(8.1%)	4.6x

Selected MLP Transactions From 2021 - 2023 YTD

	Initial Premium Offered	Initial Ann. 1-Day	Initial Ann. 30-Day VWAP	Final Ann. 1-Day	Final Ann. 30-Day VWAP	EV / FY+1 EBITDA
Mean	1.8%	24.2%	22.4%	9.4%	13.7%	9.6x
Median	0.0%	21.6%	21.1%	5.5%	9.3%	9.7x
High	13.4%	41.3%	42.8%	40.9%	40.7%	12.6x
Low	(0.3%)	4.8%	7.6%	(3.4%)	5.8%	7.3x

Source: Price data per FactSet. Transaction value and consideration paid based on public filings, company press releases, and investor presentations. HEP data per DINO Management forecast.

1. *Transaction value includes only un-affiliated and proportional net debt.*
2. *Premium paid to initial announcement represents the premium based on the final agreed upon price relative to the original offer's unaffected date.*
3. *Premium paid to final announcement represents the premium based on the final agreed upon price relative to the final offer's unaffected date.*
4. *Reflects DINO management estimates of balance sheet data for 6/30/2023.*

13

HF Sinclair™ BARCLAYS

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